UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GLOBAL GEOPHYSICAL SERVICES, INC.

(Exact name of Registrant as specified in its charter)

Delaware	05-0574281
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

13927 South Gessner Road Missouri City, Texas	77489
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name Each Exchange on Which Each Class is to be Registered

Common Stock, par value $0.01 per share	New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-162540

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Company’s common stock, par value $0.01 per share, included under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (Registration No. 333-162540) is incorporated by reference into this registration statement.

Item 2. Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit
Number	Description
3.1

Third Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))

3.2	Bylaws of the Global Geophysical Services, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))

4.1	Form of Specimen stock certificate for Global Geophysical Services, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Global Geophysical Services, Inc.

	By:	/s/ P. Mathew Verghese
P. Mathew Verghese, Senior Vice President & Chief Financial Officer
Date: April 21 , 2010

Exhibit Index

Exhibit No.	Description

3.1

Third Amended and Restated Certificate of Incorporation of Global Geophysical Services, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))

3.2	Bylaws of the Global Geophysical Services, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))
4.1	Form of Specimen stock certificate for Global Geophysical Services, Inc. (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-162540))